EXHIBIT 3.2

HERSHA HOSPITALITY TRUST

ARTICLES OF AMENDMENT

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The declaration of trust of the Trust (the “Declaration”) is hereby amended by deleting therefrom in its entirety the first two sentences of Section 1 of Article VI and inserting in lieu thereof two new sentences to read as follows:

The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”).  The Trust has authority to issue: (i) 105,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), of which 104,000,000 will be Priority Class A Common Shares (the “Priority Common Shares”) and 1,000,000 will be Class B Common Shares (the “Class B Common Shares”); and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).

SECOND:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to the foregoing amendment of the Declaration was (i) 91,000,000 common shares of beneficial interest, $0.01 par value per share, consisting of 90,000,000 Priority Class A Common Shares and 1,000,000 Class B Common Shares; and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 3,000,000 shares are classified as 6.875% Series C Cumulative Redeemable Preferred Shares, 8,050,000 shares are classified as 6.50% Series D Cumulative Redeemable Preferred Shares and 4,600,000 shares are classified as 6.50% Series E Cumulative Redeemable Preferred Shares.  The aggregate par value of all authorized shares of beneficial interest having par value was $1,200,000.

THIRD:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment of the Declaration is 105,000,000 common shares of beneficial interest, $0.01 par value per share, consisting of 104,000,000 Priority Class A Common Shares and 1,000,000 Class B Common Shares; and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 3,000,000 shares are classified as 6.875% Series C Cumulative Redeemable Preferred Shares, 8,050,000 shares are classified as 6.50% Series D Cumulative Redeemable Preferred Shares and 4,600,000 shares are classified as 6.50% Series E Cumulative Redeemable Preferred Shares.  The aggregate par value of all authorized shares of beneficial interest having par value is $1,340,000.

FOURTH:  The amendment to the Declaration as set forth above has been duly approved by the Board of Trustees of the Trust as required by law.  Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Section 1 of Article VI of the Declaration, no shareholder approval was required.

The undersigned officer of the Trust acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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              IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and Assistant Secretary and attested to by its Treasurer and Corporate Secretary on this 26th day of April, 2017.

ATTEST:                                                                  HERSHA HOSPITALITY TRUST

/s/ David L. Desfor___________________     By: /s/ Ashish R. Parikh ___________(SEAL)

Name:  David L. Desfor                                       Name:    Ashish R. Parikh

Title:     Treasurer and Corporate Secretary   Title:   Chief Financial Officer and Assistant

                                                                                            Secretary

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